EXHIBIT 5.1

[FENWICK & WEST LLP Letterhead]

March 17, 2010

Nexsan Corporation

555 St. Charles Drive, Suite 202

Thousand Oaks, CA 91360

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (File Number 333-150446) (the “Registration Statement”) filed by Nexsan Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission on April 25, 2008, as amended through the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 5,750,000, shares of the Company’s common stock, $0.001 par value per share (the “ Stock”), which number of shares includes 4,884,000 shares initially to be sold by the Company, 116,000 shares initially to be sold by a stockholder of the Company (the “Selling Stockholder”) in the form of shares that are presently issued and outstanding (the “Issued Stock”) and 750,000 shares subject to the underwriters’ over-allotment option.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)   the Company’s Sixth Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on March 16, 2010, as amended, and the Restated Certificate of Incorporation that the Company intends to file in connection with the consummation of the sale of the Stock;

(2)   the Company’s Bylaws, certified by the Company’s Secretary on December 13, 2007 and the Amended and Restated Bylaws that the Company has adopted in connection with, and that will be effective upon, the consummation of the sale of the Stock;

(3)   the Registration Statement, together with the Exhibits filed as a part thereof;

(4)   the underwriting agreement to be entered into by and among the Company and Thomas Weisel Partners LLC, as representative of the several underwriters, and the Selling Stockholder (the “Underwriting Agreement”);

(5)   the minutes of meetings and actions by written consent of the incorporator, the stockholders and the Company’s board of directors that are contained in the Company’s minute books that are in our possession;

(6)   the stock records for the Company that the Company has provided to us (consisting of a list of stockholders, including a list of option and warrant holders respecting the Company’s capital stock and any rights to purchase shares of capital stock that was prepared by you and dated as of February 4, 2010 verifying the number of such issued and outstanding securities and a certificate from the Company of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the date hereof);

(7)   an opinion certificate addressed to us and dated of even date herewith signed by the Company containing certain factual representations; and

(8)   the Selling Stockholder Irrevocable Power of Attorney and the Custody Agreement entered into by the Selling Stockholder in connection with the sale of the Issued Stock.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

Based upon the foregoing, it is our opinion that (1) up to 5,634,000 shares of the Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the preliminary prospectus and the Underwriting Agreement, and in accordance with the resolutions adopted by the Company’s board of directors and to be adopted by the Pricing Committee of the Company’s board of directors, will be validly issued, fully paid and nonassessable and (2) up to 116,000 shares of the Issued Stock to be sold by the Selling Stockholder pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the preliminary prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP
Fenwick & West LLP